UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2018

DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway, Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On March 15, 2018, Dollar Tree, Inc. (the “Company”) appointed Jeffrey Naylor to the Company’s Board of Directors, effective immediately. Mr. Naylor is being appointed to the Board of Directors to fill the vacancy created on the Board of Directors by the increase in size of the Board of Directors, as discussed in Item 5.03 below. Mr. Naylor will serve for a term expiring at the next annual meeting of stockholders of the Company or until his successor is duly elected and qualified. Mr. Naylor will be eligible to receive compensation for his service on the Board of Directors consistent with that provided to all non-employee directors, which is described under the caption “Information about the Board of Directors-Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 5, 2017, as adjusted by the Board of Directors from time to time.

Mr. Naylor, age 59, is currently semi-retired, and spends his time consulting, serving on corporate boards, and advising private equity firms on potential transactions. Prior to his retirement in 2014, Mr. Naylor was a senior executive at The TJX Companies, Inc., where he held various senior level positions including Chief Financial Officer (2004-2013), Chief Administrative Officer (2009-2013) and Senior Advisor (2013-2014). Prior to joining The TJX Companies, Inc., Mr. Naylor served as Chief Financial Officer of Big Lots, Inc. (2001-2004) and has held various senior financial positions with Limited Brands, Sears, Roebuck and Co., and Kraft Foods, Inc. Mr. Naylor began his career with Deloitte Haskins & Sells, and is a Certified Public Accountant. Mr. Naylor currently serves on the Boards of Directors of Synchrony Financial, Emerald Expositions, and Wayfair Inc.

Effective June 14, 2018, Mr. Naylor will become a member of the Audit Committee of the Board of Directors.

There was no arrangement or understanding between Mr. Naylor and any other person with respect to his appointment to the Board of Directors. There have been no transactions, nor are there any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Naylor, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 15, 2018, in connection with the foregoing events, the Board of Directors of the Company amended the Company’s bylaws (the “Bylaws”), effective immediately. The amendment revises Article III, Section 2 of the Bylaws to increase the number of directors from twelve (12) to thirteen (13).

The text of the Bylaws as amended is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 16, 2018, the Company issued a press release announcing the foregoing appointment to its Board of Directors of the Company. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by this reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1    Amended Bylaws of Dollar Tree, Inc.

99.1    Press release dated March 16, 2018, issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: March 16, 2018	By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Chief Financial Officer

EXHIBITS

Exhibit 3.1 - Amended Bylaws of Dollar Tree, Inc.

Exhibit 99.1 - Press release dated March 16, 2018 issued by Dollar Tree, Inc.